CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N2/A of Palmer Square Opportunistic Income Fund and to the use of our report dated September 24, 2015 on the financial statements and financial highlights of the Palmer Square Opportunistic Income Fund. Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders which are also incorporated by reference into the Prospectus.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 25, 2015